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Exhibit (a)(1)(C)
Election to Participate

ELECTION TO PARTICIPATE IN OFFER TO EXCHANGE
ORIGINAL WARRANTS PURSUANT TO
IVOW, INC.'S AMENDED AND RESTATED OFFER TO EXCHANGE
DATED MAY 9, 2006

To:
iVOW, Inc.
11455 El Camino Real, Suite 140
San Diego, CA 92130
Attn: Richard M. Gomberg
Tel. No. (858) 703-2820
Fax. No. (858) 847-4811

        Pursuant to the terms and subject to the conditions of the Amended and Restated Offer to Exchange dated May 9, 2006, as they may be amended or supplemented from time to time (the "Offer to Exchange"), I hereby tender the Original Warrants in exchange for Exchanged Warrants. (To validly tender your Original Warrants you must complete the following table. If you hold 2005 Selling Agent Warrants or 2006 Selling Agent Warrants, skip to TABLE 2, column #3):

TABLE 1

#1. Original Warrants to be Exchanged ("Original Warrants")		#2. Original Warrants to be Excluded from the Exchange*
Warrant No.	No. of Underlying Shares per Warrant:	Warrant No.	No. of Underlying Shares per Warrant:
No.	shares	No.	shares
No.	shares	No.	shares
No.	shares	No.	shares
No.	shares	No.	shares

TABLE 2

For holders of 2005 and 2006 Selling Agent Warrants Only

#3. Selling Agent Warrants to be Exercised by Me		#4. Original Warrants Underlying the Exercised Selling Agent Warrants to be Exchanged ("Original Warrants")	#5. Original Warrants Underlying the Exercised Selling Agent Warrants to be Excluded from the Exchange
Warrant No.	No. of Underlying Units per Warrant:	No. of Underlying Shares to be Exchanged per Original Warrant:	No. of Underlying Shares to be Excluded per Original Warrant:
No.	units	shares	shares
No.	units	shares	shares

        Capitalized terms not otherwise defined in this Election to Participate shall have the meanings ascribed to them in the Offer to Exchange.

        Upon the terms and subject to the conditions set forth in the Offer to Exchange, I hereby tender to iVOW, Inc. (the "Company") the Original Warrants specified in column #1 or #4 of the table above (the "Tendered Original Warrants") for the Exchanged Warrants, subject to the terms described in the applicable form of Exchanged Warrant provided to me with the Offer to Exchange. In the event any of my Original Warrants have been lost or stolen, I have completed, signed and enclosed an Affidavit of Loss in lieu of such Original Warrants.

        Subject to, and effective upon, the Company's acceptance of the Tendered Original Warrants in accordance with the terms and subject to the conditions of the Offer to Exchange, I hereby terminate all right and interest I have in the Tendered Original Warrants and sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Original Warrants.

        I understand and acknowledge that:

          (1)   To accept the Offer I must comply with the "Instructions for Delivery" (attached hereto);

          (2)   Upon the Company's acceptance of the Tendered Original Warrants, on or immediately after the Expiration Date, such Tendered Original Warrants will be cancelled;

          (3)   If I choose to execute and deliver the Optional Notice of Exercise of Exchanged Warrants along with the total exercise price applicable to my Exchanged Warrants to the Company with this Election to Participate (or by wire transfer pursuant to the wire transfer instructions in the "Instructions for Delivery" (attached hereto)), the Company will place my Exchanged Warrants and such total exercise price funds into a separate non-interest account pending stockholder approval of the Offer to Exchange and, promptly following such approval, the Company will send me a stock certificate or certificates representing the number of shares of Common Stock set forth in item (2) above. If I have decided to tender less than my total number of warrant shares, the Company will send me a new Original Warrant for the amount of warrant shares I am excluding from the Offer to Exchange, as indicated in column #3 of the table above;

          (4)   If I choose not to submit the Notice of Exercise of Exchanged Warrants (with the appropriate exercise price applicable to my Exchanged Warrants) with this Optional Election to Participate, the Company will send my Exchanged Warrants to me promptly following the Expiration Date. I further understand that if the stockholders of the Company approve the Offer to Exchange, any unexercised Exchanged Warrants issued to me will expire 10 days from the date of such stockholder approval.

          (5)   By tendering the Tendered Original Warrants pursuant to the procedure described in the Offer to Exchange and in the instructions to this Election to Participate, I accept the terms and conditions of the Offer to Exchange;

          (6)   The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer to Exchange;

          (7)   The Offer to Exchange is not being offered to (nor will Tendered Original Warrants be accepted from or on behalf of) holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Exchange would not be in compliance with the laws of such jurisdiction; and

          (8)   All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this tender is irrevocable.

        I hereby represent and warrant that:

          (1)   I have the full power and authority to tender the Tendered Original Warrants and that, when and to the extent the Tendered Original Warrants are accepted for exchange by the Company, the Tendered Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Tendered Original Warrants will not be subject to any adverse claims.

          (2)   Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Original Warrants pursuant to the Offer to Exchange.

          (3)   I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Exchanged Warrants;

          (4)   I have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Exchange; and

          (5)   I have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Exchange and I have received all the information I consider necessary or appropriate for deciding whether to accept the offer.

        I hereby elect (check one):

  ☐
  to exercise my Exchanged Warrants immediately upon stockholder approval of the Offer to Exchange and have enclosed herewith my fully executed Optional Notice of Exercise of Exchanged Warrants and a check payable to iVOW, Inc. in the amount of the total exercise price of my Exchanged Warrants, or, in lieu of a check, I have initiated a wire transfer to the Company of such funds.

  ☐
  not to exercise my Exchanged Warrants at this time. Please send my Exchanged Warrants to me at the address specified below.

        You must complete and sign the following exactly as your name appears on your Tendered Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory's full title and include with this Election to Participate proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if applicable)
Address:

Telephone:
Fax:
Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

        Your right to participate in the Offer to Exchange will automatically expire if you do not properly elect to participate on or before the Expiration Date of June 12, 2006. The Company will not accept any alternative or contingent tenders. By execution of this Election to Participate, you waive any right to receive any notice of the acceptance of the Tendered Original Warrants, except as provided in the Offer to Exchange. To effect your acceptance of the Offer to Exchange you must:

  (1)
  Complete and sign the Election to Participate.

  (2)
  Complete and sign the Accredited Investor Questionnaire (attached hereto).

  (3)
  If applicable, complete and sign the Affidavit of Loss (attached hereto).

  (4)
  If you have elected to exercise your Exchanged Warrants immediately upon stockholder approval of the Offer to Exchange, complete and sign the Optional Notice of Exercise of Exchanged Warrants (attached hereto).

  (5)
  Mail to the address set forth below your fully completed and signed (i) Election to Participate, (ii) Accredited Investor Questionnaire, (iii) Tendered Original Warrants, (iv) Affidavit of Loss, if applicable, (v) Optional Notice of Exercise of Exchanged Warrants, if applicable, and, if you have elected to submit an Optional Notice of Exercise at this time, either (A) include a check payable to "iVOW, Inc." in the amount equal to the total exercise price applicable to your Exchanged Warrants or (B) authorize and complete wire transfer of funds to the Company in the amount equal to such total exercise price (see Wire Transfer Instructions below).

        The Election to Participate, Accredited Investor Questionnaire, Tendered Original Warrants (and/or Affidavit of Loss) must be received at the address below, on or before the Expiration Date of June 12, 2006.

ADDRESS:	iVOW, Inc. 11455 El Camino Real, Suite 140 San Diego, CA 92130 Attn: Richard M. Gomberg Tel. No. (858) 703-2820 Fax. No. (858) 847-4811
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE OF EXCHANGED WARRANTS:	Domestic: Pay To: Routing & Transit Number: For Credit of: Credit Account Number: By Order of:	SIL VLY BK SJ 121140399 iVow, Inc. 3300450751 [NAME OF SENDER]
International:
	Pay To: Routing & Transit Number: Swift Code: For Credit of: Final Credit Account Number: By Order of:	FC-Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054, USA 121140399 SVBKUS6S iVow, Inc. 3300450751 [NAME OF SENDER]

        Delivery to an address other than as set forth above will not constitute a valid delivery.

*************

ACCREDITED INVESTOR QUESTIONNAIRE

        The undersigned understands that the purposed of this Questionnaire is to permit iVOW, Inc. ("iVOW") to determine whether the undersigned is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned represents to you that (i) the information contained herein is complete and accurate and may be relied upon by iVOW, and (ii) the undersigned will notify iVOW immediately of any change in any of such information.

        All information furnished is for the sole use of iVOW and its counsel and will be held in confidence by iVOW and its counsel, except that this Questionnaire may be furnished to such parties as iVOW deems desirable to establish compliance with federal or state securities laws.

1.	Representations as to Accredited Investor Status. The undersigned has read the definition of "Accredited Investor" from Rule 501 of Regulation D attached hereto as Exhibit A, and certifies that either:
A.	The undersigned is an "Accredited Investor" for one or more of the following reasons (check all that apply):
	☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.
☐
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.
☐
The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.
☐
The undersigned is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities offered and with total assets in excess of $5,000,000. (Describe the entity below.)

☐
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2) (ii).

☐
The undersigned is a bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
	☐	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐
The undersigned is an entity all the equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below.)

B.	☐	The undersigned is not an "Accredited Investor."
2. Entity Type. The undersigned is:
	☐	an individual
	☐	a corporation
	☐	a partnership
	☐	a trust
	☐	Other

        The foregoing representations are true and accurate as of the date hereof.

Dated:                     , 2006

Name of Investor
Signature
Printed Name
Title (if applicable)
Name of joint investor or other person whose signature is required
Signature
Title (if applicable)

EXHIBIT A

Rule 501.    Definitions and Terms Used in Regulation D.

        As used in Regulation D, the following terms have the meaning indicated:

        (a)    Accredited Investor.    "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

    (1)
    Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

    (2)
    Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

    (3)
    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

    (4)
    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

    (5)
    Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

    (6)
    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

    (7)
    Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

    (8)
    Any entity in which all of the equity owners are accredited investors.

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The undersigned hereby represents, warrants and agrees as follows:

1.  The following described instrument of iVOW, Inc., a Delaware corporation (the "Company") was lost or stolen:

  Common Stock Purchase Warrant No.            to purchase                        shares of common stock of Company, dated                        , 200    (the "Original Warrant"), and registered in the name of                        ("Holder");

2.  That the sole and unconditional record owner of the Original Warrant is Holder.

3.  That the Original Warrant was not endorsed nor assigned by Holder or, to Holder's knowledge, by anyone else.

4.  That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder's behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except Holder as the sole owner.

5.  That this Affidavit of Loss and Indemnification Agreement (the "Affidavit") is made for the purpose of inducing the Company to accept the Holder's tender of the Original Warrant in connection with the Holders' election to participate in the Company's Amended and Restated Offer to Exchange, dated May 9, 2006, as amended or supplemented (the "Offer").

6.  Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

7.  To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with Holder's acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of the replacement warrant, or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant, whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the replacement warrant.

8.  It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

[Remainder intentionally left blank]

9.  This Affidavit shall be governed by the laws of the State of California as such laws are applied to contracts between California residents entered into and to be performed entirely in California.

Dated:                         , 2006.

HOLDER:
(Signature)
(Printed Name)
(Title, if Holder is not a natural person)

[SIGNATURE PAGE TO AFFIDAVIT OF LOSS]

QuickLinks

  Exhibit (a)(1)(C) Election to Participate
ELECTION TO PARTICIPATE IN OFFER TO EXCHANGE ORIGINAL WARRANTS PURSUANT TO IVOW, INC.'S AMENDED AND RESTATED OFFER TO EXCHANGE DATED MAY 9, 2006
TABLE 1
TABLE 2 For holders of 2005 and 2006 Selling Agent Warrants Only
INSTRUCTIONS FOR DELIVERY
ACCREDITED INVESTOR QUESTIONNAIRE
EXHIBIT A
AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT